EXHIBIT 4.49
                                                                    ------------
                            RENTAL CAR FINANCE CORP.
                              5330 East 31st Street
                              Tulsa, Oklahoma 74135


December 14, 2001


Each of the Conduit Purchasers,
Committed Purchasers and Managing Agents party to the Note Purchase Agreement
c/o Bank One, NA, as Administrative Agent
1 Bank One Plaza
Suite 0079
Chicago, Illinois 60670

To Whom it May Concern:

Reference is made to (i) that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of April 20, 2001 (the "Note Purchase Agreement"), among Rental Car Finance Corp. ("RCFC"), Dollar Thrifty Automotive Group, Inc., the Conduit Purchasers, the Committed Purchasers and the Managing Agents party thereto, and Bank One, NA, as Administrative Agent, and (ii) that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001 (the "Series 2000-1 Supplement"), between RCFC and Bankers Trust Company, as Trustee (the "Trustee"), to the Base Indenture, dated as of December 13, 1995, as amended by the Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and the Trustee. Capitalized terms utilized herein but not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement and the Series 2000-1 Supplement.

The parties hereto hereby agree to extend, effective as of the current Expiration Date and the current Series 2000-1 Termination Date, the current Expiration Date and the current Series 2000-1 Termination Date to January 31, 2002.

Except as specifically modified above, the Note Purchase Agreement, the Series 2000-1 Supplement and the other Series Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The consents contained in this agreement are limited to the specific facts and circumstances set forth herein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement, the Series 2000-1 Supplement or any of the other Series Documents.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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This  agreement may be executed in any number of  counterparts  and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this agreement by facsimile shall be effective as delivery of a manually executed counterpart of this agreement.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.



                                      RENTAL CAR FINANCE CORP., as Seller


                                      By:  _____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                         as Master Servicer


                                      By:  _____________________________________
                                           Pamela S. Peck
                                           Treasurer


Acknowledged and consented to by:

FALCON ASSET SECURITIZATION CORPORATION, as a Conduit Purchaser



By:  ____________________________________
      Name:
      Title:

BANK ONE, NA, as a Committed Purchaser, as the Managing Agent for the Bank One Ownership Group, as the Administrative Agent and as a Series 2000-1 Noteholder



By:  ____________________________________
      Name:
      Title:

DEUTSCHE BANK, AG, New York Branch, as a Committed Purchaser



By:  ____________________________________
      Name:
      Title:

LIBERTY STREET FUNDING CORP., as a Conduit Purchaser



By:  ____________________________________
      Name:
      Title:

THE BANK OF NOVA SCOTIA, as a Committed Purchaser, as the Managing Agent for the BNS Ownership Group and as a Series 2000-1 Noteholder



By:  ____________________________________
      Name:
      Title: